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                                                     Anchin, Block & Anchin, LLP
                                                          Accountants & Advisors
                                                1375 Broadway New York, NY 10018
                                                                    212 840-3456
                                                                  WWW.ANCHIN.COM


                                                                  EXHIBIT (n)(1)


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-effective Amendment No. 2 to Registration Statement No. 333-133658 of Old Mutual Absolute Return Fund, L.L.C. on Form N-2 of our report for Old Mutual Absolute Return Master Fund, L.L.C. and Old Mutual Absolute Return Fund, L.L.C. both dated May 29, 2008, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the references to us under the captions "Independent Registered Public Accounting Firm" and "Financial Highlights" in the Prospectus.


                                                      Anchin, Block & Anchin LLP



New York, New York 10018
June 17, 2008